Exhibit (j)

            Consent of Independent Registered Public Accounting Firm

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 28, 2018 with respect to the financial statements of AB Limited Duration High Income Portfolio for the fiscal year ended September 30, 2018, December 27, 2018 with respect to the financial statements of AB Intermediate Bond Portfolio for the fiscal year ended October 31, 2018 and December 28, 2018 with respect to the financial statements of AB Tax-Aware Fixed Income Portfolio and AB Income Fund for the fiscal year ended October 31, 2018, each a portfolio of AB Bond Fund, Inc., which are incorporated by reference in this Post-Effective Amendment No. 184 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.

                                                      /s/ Ernst & Young LLP

New York, New York
January 28, 2019